                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              CATHAY BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]   No Fee Required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:
            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:
            --------------------------------------------------------------------

      (5)   Total fee paid:
            --------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:
            --------------------------------------------------------------------

      (3)   Filing Party:
            --------------------------------------------------------------------

      (4)   Date Filed:
            --------------------------------------------------------------------

                              CATHAY BANCORP, INC.
                               777 NORTH BROADWAY
                          LOS ANGELES, CALIFORNIA 90012





To Our Stockholders:

         We are pleased to invite you to attend the annual meeting of stockholders of Cathay Bancorp, Inc. The meeting will be held on Monday, April 16, 2001, at 5:00 p.m., local time, at 777 North Broadway, Los Angeles, California 90012.

         At the meeting, our stockholders will be asked to elect four Class II directors of Bancorp to serve until 2004.

         We look forward to seeing you at the meeting.

                                       Sincerely yours,

                                       /s/ Wilbur K. Woo

                                       Wilbur K. Woo
                                       Secretary

                              CATHAY BANCORP, INC.
                               777 NORTH BROADWAY
                          LOS ANGELES, CALIFORNIA 90012



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 2001
                                ----------------


      Notice is hereby given that the annual meeting of stockholders of Cathay Bancorp, Inc. will be held on Monday, April 16, 2001, at 5:00 p.m., local time, at 777 North Broadway, Los Angeles, California 90012. At the meeting, our stockholders will be asked to:

      1. Elect four Class II directors of Bancorp, to serve until the 2004 annual meeting of stockholders and their successors have been elected and qualified; and

      2. Consider any other matters as may properly come before the meeting or any adjournments or postponements of the meeting.

      The Board of Directors has fixed March 2, 2001, as the record date for the meeting. Only holders of record of Bancorp's common stock at the close of business on the record date are entitled to notice of and vote at the meeting.

      Please vote, sign and date the enclosed proxy card and return it in the accompanying envelope. If you mail the envelope in the United States, it does not require postage. IT IS IMPORTANT THAT YOU RETURN THE PROXY CARD PROMPTLY EVEN IF YOU PLAN TO ATTEND THE MEETING.

      We invite you to attend the meeting in person. If you attend, you may choose to revoke your proxy and vote in person at the meeting. If you do so, your proxy card will be disregarded.

                                       By Order of the Board of Directors

                                       /s/ Wilbur K. Woo

                                       Wilbur K. Woo
                                       Secretary




Los Angeles, California
March 15, 2001

                              CATHAY BANCORP, INC.
                               777 NORTH BROADWAY
                          LOS ANGELES, CALIFORNIA 90012

--------------------------------------------------------------------------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 16, 2001

--------------------------------------------------------------------------------


      The Board of Directors of Cathay Bancorp, Inc. is furnishing this proxy statement to the holders of record of Bancorp's common stock to solicit proxies, including the proxy granted by the enclosed proxy card, for use at the 2001 annual meeting of stockholders of Bancorp and any adjournments or postponements of the meeting. In this proxy statement, "Bancorp," "we," "us" and "our" refer to Cathay Bancorp, Inc.

      At the meeting, our stockholders will be asked to:

      - Elect four Class II directors to serve until the 2004 annual meeting of stockholders and their successors have been elected and qualified; and

      - Consider any other business that may properly be brought before the meeting or any adjournments or postponements of the meeting.

      Please vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-prepaid envelope. If you properly complete the proxy card and Bancorp receives it before the voting, the proxy holders named in the proxy card will vote your shares of common stock as you direct on the proxy card. If you give no direction on the proxy card, the proxy holders will vote your shares FOR the election of each of the nominees named below as directors. Under Delaware law, the inspector of elections for the meeting may consider evidence that he deems to be reliable to reconcile proxies and ballots submitted by banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the recordholder to cast or more votes than the stockholder holds of record.

      The Board of Directors knows of no other proposal to be presented for consideration at the meeting. The proxy holders named in the enclosed proxy card reserve the right to vote your shares in accordance with their best judgment on any proposal that does properly come before the meeting or to vote your shares for other persons if any nominee for director becomes unavailable to serve.

      You may revoke your proxy at any time before it is exercised by filing a written notice of revocation with Bancorp's Secretary or delivering to Bancorp's Secretary a later signed and dated proxy card. You may also revoke your proxy if you are present at the meeting and vote in person. This proxy statement and the enclosed proxy card were first mailed to stockholders on or about March 15, 2001.

                                QUORUM AND VOTING

      The Board of Directors has fixed March 2, 2001, as the record date for the meeting. Only holders of record of Bancorp's common stock at the close of business on the record date are entitled to notice of and vote at the meeting. On the record date, 9,085,938 shares of Bancorp's common stock were outstanding. Each stockholder of record is entitled to one vote for each share of common stock registered in the stockholder's name. Cumulative voting is NOT available for the election of directors.

      It is important that stockholders be represented in person or by proxy at the meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business. If the shares are represented at the meeting are not sufficient to constitute a quorum or to elect the nominees for director, we may adjourn or postpone the meeting to permit further solicitation of proxies.

      Abstentions and broker non-votes (that is, votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) are counted for purposes of establishing a quorum. However, they are not counted and have no effect in determining whether a nominee or the nominees have been elected. Persons receiving a plurality of the votes cast at the meeting will be elected directors. Plurality means that the persons who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting.

                         PRINCIPAL HOLDERS OF SECURITIES

      Based on a Schedule 13G/A filed with Bancorp and with the Securities and Exchange Commission, the entity listed below is a beneficial owner of more than five percent of our common stock. We are not aware of any other person or group who beneficially owned more than five percent of our common stock on March 2, 2001, the record date for the meeting.

                                         Amount and Nature
                                          of Beneficial of                Percentage of
     Name and Address of                    Ownership of                  Common Stock
       Beneficial Owner                     Common Stock                 Beneficially Owned
     -------------------                 ------------------             ------------------
Cathay Bank Employee Stock                   554,364 1/                       6.10%
Ownership Plan and Trust (the ESOPT)
777 North Broadway
Los Angeles, California 90012

---------------------------------
1/ Shares of our common stock beneficially owned by the ESOPT are allocated on an annual basis among the ESOPT participants. Once shares are so allocated, each participant has the power to direct the vote of his or her allocated shares. The ESOPT Committee has the sole power to vote and dispose of all unallocated shares of our common stock beneficially owned by the ESOPT. As of the record date for the meeting, the ESOPT held approximately 2,728 unallocated shares of common stock. Dunson K. Cheng, Kelly L. Chan, George T.M. Ching, Joseph C.H. Poon and Anthony M. Tang are members of the ESOPT Committee.

      As of March 2, 2001, the record date for the meeting, our directors and officers and their affiliates (including the ESOPT) were entitled to vote approximately 1,736,107 shares of our common stock. These shares represent approximately 19.11% of the outstanding shares of our common stock. If shares held by the ESOPT that have been allocated to persons other than our directors and officers are excluded from this total, as of the record date, our directors and officers were entitled to vote approximately 1,270,435 shares of our common stock. These shares represent approximately 13.98% of the outstanding shares of our common stock. Our directors and officers have informed us that they intend to vote FOR each of the nominees for director.

                              ELECTION OF DIRECTORS

      Under our certificate of incorporation, the Board of Directors may consist of between three and 25 directors. The Board currently consists of eleven directors, each of whom is also a director of Cathay Bank, a California-chartered bank and wholly-owned subsidiary of Bancorp. The Board has three classes of directors. The term of office of each class of directors is three years. The current term of the Class II directors will expire at the 2001 annual meeting of stockholders. The current term of the Class III directors will expire at the 2002 annual meeting of stockholders. The current term of the Class I directors will expire at the 2003 annual meeting of stockholders.

      The stockholders are being asked to elect four Class II directors. The Class II directors will hold office until the 2004 annual meeting of stockholders and their successors have been elected and qualified. It is intended that votes will be cast according to the proxy card FOR the four nominees named below. All of the nominees are currently directors of Bancorp and Cathay Bank, and have served continuously in these capacities since the dates indicated opposite their names. If any nominee named in this proxy statement becomes unavailable for any reason, or if any vacancy on the Board of Directors occurs before the election, the shares represented by any proxy voting for that nominee will be voted for the person that may be designated by the Board of Directors to replace that nominee or to fill that vacancy on the Board. However, the Board of Directors does not believe that any nominee will be unavailable or that any vacancy will occur. The Board of Directors recommends a vote FOR each of the four nominees for director named in the following table.

      The following table also sets forth:

      - The periods each nominee and director has served as a director of Bancorp and Cathay Bank.

      - The principal occupations of each nominee, director and officer named in the Summary Compensation Table below for at least the past five years.

      - Information on the beneficial ownership, as that term is defined under Securities and Exchange Commission rules and regulations, of shares of our common stock held as of the record date for the meeting by each nominee and director, each named officer and all the directors and officers as a group.

      Each nominee, director and named officer has furnished the information on his or her own beneficial share ownership set forth in the following table.

                                                                                               Common Stock     Percentage
                                                                                 Director      Beneficially     Ownership
                                                      Principal                     of           Owned on           on
                                                   Occupations and                Bancorp         March 2,        March 2,
          Name                    Age               Directorships                  Since           2001            2001
          -----                   ---             -----------------              --------       ----------      -----------
Nominees for Election
at the Meeting for the
Term Ending in 2004
(Class II):
-------------------------
Ralph Roy Buon-Cristiani          75    Director of Cathay Bank since 1981;          1990        124,237 1/        1.37% 1/
                                        retired doctor of veterinary medicine.

Kelly L. Chan 2/                  54    Director of Cathay Bank since 1981; owner    1990         86,807 3/        0.96% 3/
                                        of interest in and Vice President of
                                        Phoenix Bakery, Inc., a retail bakery in
                                        Los Angeles, California, since 1984.

Dunson K. Cheng                   56    Chairman of the Board of Directors of        1990        170,719 4/        1.88% 4/
                                        each of Bancorp, Cathay Bank and Cathay
                                        Investment Company since 1994; President
                                        of Bancorp since 1990; President of
                                        Cathay Bank since 1985 and director of
                                        Cathay Bank since 1982; Secretary of
                                        Cathay Investment Company from 1985 until
                                        1994; President of Cathay Investment
                                        Company since 1999; Chief Executive
                                        Officer of Cathay Investment Company
                                        since 1995 and director of Cathay
                                        Investment Company since 1984; Chairman
                                        of the Board and President of Cathay
                                        Securities Fund, Inc., a recently formed
                                        wholly-owned subsidiary of Cathay Bank,
                                        since July 2000.

Joseph C.H. Poon                  54    Director of Cathay Bank since 1981;          1990         14,638 5/        0.16% 5/
                                        director of Cathay Investment Company
                                        since 1984; Secretary and Chief Financial
                                        Officer of Cathay Investment Company from
                                        1994 to 1998; President of Edward
                                        Properties, Inc. since 1981 (real estate
                                        development).

Directors Currently
Serving Term Ending
in 2002 (Class III):
---------------------------

George T.M. Ching                 86    Vice-Chairman of the Board of Directors      1990         95,574 6/        1.05% 6/
                                        of Bancorp since 1990; Vice-Chairman of
                                        the Board of Directors of Cathay Bank
                                        since 1985, President of Cathay Bank from
                                        1962 until 1985 and director of Cathay
                                        Bank since 1962; Vice-Chairman of the
                                        Board of Cathay Investment Company since
                                        May 1999; President of Cathay Investment
                                        Company from 1985 until 1999 and director
                                        of Cathay Investment Company since 1984.

                                                                                               Common Stock     Percentage
                                                                                 Director      Beneficially     Ownership
                                                      Principal                     of           Owned on           on
                                                   Occupations and                Bancorp         March 2,        March 2,
          Name                    Age               Directorships                  Since           2001            2001
          -----                   ---             -----------------              --------       ----------      -----------
Wing K. Fat 2/                    74    Director of Cathay Bank since 1972; owner    1990        129,835 7/        1.43% 7/
                                        of interest in and the President of a
                                        Chinese-American restaurant in
                                        Sacramento, California, for over 40 years.

Wilbur K. Woo                     85    Secretary of Bancorp since 1990;             1990        155,379 8/        1.71% 8/
                                        Secretary of the Board of Directors of
                                        Cathay Bank since 1980 and director of
                                        Cathay Bank since 1978; Chief Financial
                                        Officer and Secretary of Cathay
                                        Investment Company since 1998 and
                                        director of Cathay Investment Company
                                        since 1987.

Directors Currently
Serving Term Ending
in 2003 (Class I):
-----------------------------

Michael M.Y. Chang                64    Director of Cathay Bank since 1983;          1990        144,537 9/        1.59% 9/
                                        retired attorney at law.

Patrick S.D. Lee                  66    Director of Cathay Bank since 1983;          1990         65,086 10/       0.72% 10/
                                        director of Cathay Investment Company
                                        since 1984; President of T.C.
                                        Construction Corporation from 1972
                                        through 1997 (construction and
                                        development of commercial and residential
                                        real estate); Vice President of T.C.
                                        Realty, Inc. (property management).

Anthony M. Tang                   47    Executive Vice President of Bancorp since    1990        204,620 11/       2.25% 11/
                                        1994; Assistant Secretary of Bancorp
                                        since 1991; Chief Financial Officer and
                                        Treasurer of Bancorp since 1990; and
                                        Senior Vice President of Bancorp from
                                        1990 until 1994.  Chief Lending Officer
                                        of Cathay Bank since 1985; director of
                                        Cathay Bank since 1986; Assistant
                                        Secretary of Cathay Bank since 1994;
                                        Senior Executive Vice President of Cathay
                                        Bank since December 1998; Senior Vice
                                        President of Cathay Bank from 1990 until
                                        1994; and Executive Vice President of
                                        Cathay Bank from 1994 to December 1998.
                                        Vice President, Chief Financial Officer
                                        and director of Cathay Securities Fund
                                        since July 2000.

Thomas G. Tartaglia               77    Director of Cathay Bank since 1986;          1990         18,065 12/       0.20% 12/
                                        formerly Executive Vice President of
                                        Cathay Bank from 1984 until 1990.

                                                                                               Common Stock     Percentage
                                                                                 Director      Beneficially     Ownership
                                                      Principal                     of           Owned on           on
                                                   Occupations and                Bancorp         March 2,        March 2,
          Name                    Age               Directorships                  Since           2001            2001
          -----                   ---             -----------------              --------       ----------      -----------
Other Named Officers:
-----------------------------

Irwin Wong                        52    Executive Vice President-Branch                            7,687 13/       0.08% 13/
                                        Administration for Cathay Bank since
                                        1999; Senior Vice President-Branch
                                        Administration of Cathay Bank from 1989
                                        until 1999; and Vice President-Branch
                                        Administration for Cathay Bank from 1988
                                        until 1989.

Elena Chan                        50    Chief Financial Officer of Cathay Bank                    13,199 14/       0.15% 14/
                                        since 1992; Internal Auditor of Cathay
                                        Bank from 1985 to 1992; and Secretary of
                                        Cathay Securities Fund since July 2000.

John Chen                         66    Executive Vice President, Northern                         1,478 15/       0.02% 15/
                                        California for Cathay Bank since January
                                        1998 and a consultant to Cathay Bank from
                                        October 1997 until December 1997.  Senior
                                        Vice President-District Manager for Bank
                                        of America, from 1993 until 1996 and a
                                        consultant to Bank of America from 1996
                                        until December 1997.

All directors and                                                                              1,270,435 16/      13.98% 16/
officers as a group (19
persons)

----------------------------

1/ Includes 15,582 shares which Dr. Buon-Cristiani holds as custodian for his grandchildren and 300 shares issuable under options exercisable within 60 days of the record date.

2/     Kelly L. Chan is the nephew, by marriage, of Wing K. Fat.

3/ Includes approximately 14,572 shares held by the Kelly and Barbara Chan Living Trust, 1,950 shares held by Mr. Chan's wife, approximately 4,916 shares held by Mr. Chan as custodian for his children, approximately 6,671 shares held by Chansons Properties, 50,000 shares held as Trustee of the WHFC Chan Grandchildren Sprinkling Trust, 300 shares issuable under options exercisable within 60 days of the record date and approximately 2,728 shares held as unallocated shares by the ESOPT. Mr. Chan is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

4/ Includes approximately 58,106 shares held by the Dunson Cheng and Cynthia Cheng Trust, approximately 21,691 shares held by the ESOPT which have been allocated to Mr. Cheng's account through the record date, 10,666 shares issuable under options exercisable within 60 days of the record date and approximately 2,728 shares held as unallocated shares by the ESOPT. Mr. Cheng is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

5/ Includes 300 shares issuable under options exercisable within 60 days of the record date and approximately 2,728 shares held as unallocated shares by the ESOPT. Mr. Poon is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

6/ Includes 83,637 shares held by the Ching Family Trust, approximately 3,310 shares held by Mr. Ching's wife and approximately 2,728 shares held as unallocated shares by the ESOPT. Mr. Ching is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

7/ Includes approximately 58,389 shares held by Fat Family Trust, approximately 66,131 shares held by Frank Fat, Inc., approximately 5,015 shares held by Frank Fat Properties and 200 shares issuable under options exercisable within 60 days of the record date.

8/ Consists of 155,079 shares held by Mr. Woo as trustee of a living trust established by Mr. Woo and his wife and 300 shares issuable under options exercisable within 60 days of the record date.

9/ Includes approximately 28,798 shares held by Mr. Chang and his wife, approximately 31,236 shares held by Mr. Chang as custodian for his children, approximately 32,000 shares held by Mr. Chang's wife, as custodian for their children, 52,203 shares held by the Michael and Judy Chang Family Trust and 300 shares issuable under options exercisable within 60 days of the record date.

10/ Consists of 64,786 shares held by Mr. Lee as trustee of the Lee Trust and 300 shares issuable under options exercisable within 60 days of the record date.

11/ Includes 23,349 shares held by Mr. Tang as custodian for his children, approximately 57,454 shares held by Mr. Tang's wife, approximately 18,779 shares held by the ESOPT which have been allocated to Mr. Tang's account through the record date, 3,314 shares issuable under options exercisable within 60 days of the record date and approximately 2,728 shares held as unallocated shares by the ESOPT. Mr. Tang is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

12/ Consists of 13,524 shares held by the Thomas G. Tartaglia Trust, approximately 4,341 shares held by the ESOPT which have been allocated to Mr. Tartaglia's account through the record date and 100 shares issuable under options exercisable within 60 days of the record date.

13/ Includes approximately 4,403 shares held by the ESOPT which have been allocated to Mr. Wong's account through the record date and 894 shares issuable under options exercisable within 60 days of the record date.

14/ Includes approximately 11,119 shares held by the ESOPT which have been allocated to Ms. Chan's account through the record date and 1,836 shares issuable under options exercisable within 60 days of the record date.

15/ Includes approximately 36 shares held by the ESOPT which have been allocated to Mr. Chen's account through the record date and 766 shares issuable under options exercisable within 60 days of the record date.

16/ Includes a total of approximately 88,692 shares held by the ESOPT that have been allocated to the directors and officers through the record date, approximately 2,728 shares held as unallocated shares by the ESOPT and 22,252 shares issuable under options exercisable within 60 days of the record date.

                             THE BOARD OF DIRECTORS

      The Bancorp Board of Directors generally holds regular meetings on a monthly basis. Special meetings are called when necessary. During 2000, the Bancorp Board of Directors held 12 meetings and each director attended at least 75% of these meetings.

      The Bancorp Board of Directors has four standing committees, the Executive Committee, the ESOPT Committee, the Equity Incentive Plan Committee and the Audit Committee. The Bancorp Board of Directors does not have a nominating committee or a committee performing similar functions.

EXECUTIVE COMMITTEE

      During 2000, the Executive Committee consisted of Dunson K. Cheng (Chairman), George T.M. Ching, Anthony M. Tang and Thomas G. Tartaglia. This committee exercises all powers of the Bancorp Board of Directors in the intervals between Board meetings, except for those powers that the Board has delegated to other committees or are reserved to the full Board of Directors by statute, charter or bylaws. The Executive Committee met 12 times during 2000. Each committee member attended at least 75% of the meetings of this committee.

ESOPT COMMITTEE

      During 2000, the ESOPT Committee consisted of Dunson K. Cheng (Chairman), Kelly L. Chan, George T.M. Ching, Joseph C.H. Poon and Anthony M. Tang. This committee administers the ESOPT according to plan provisions and applicable governmental regulations. It is responsible for, among other things, the investment and management of the ESOPT's assets. The ESOPT Committee met once during 2000. Each committee member attended this meeting.

EQUITY INCENTIVE PLAN COMMITTEE

      During 2000, the Equity Incentive Plan Committee consisted of Joseph C.H. Poon (Chairman), Ralph Roy Buon-Cristiani, Michael M.Y. Chang and Wing K. Fat. This committee selects participants, including executive officers and directors, of Bancorp and its subsidiaries to receive awards under the Cathay Bancorp Inc. Equity Incentive Plan. It has broad discretion to determine the amount and types of awards, and the terms and conditions of individual awards. The Equity Incentive Plan Committee met twice during 2000. Each committee member attended both meetings of this committee.

AUDIT COMMITTEE

      During 2000, the Audit Committee consisted of Ralph Roy Buon-Cristiani (Chairman), Kelly L. Chan and Michael M.Y. Chang. In addition, Thomas Tartaglia served on the Audit Committee from January to May, 2000. This committee oversees Bancorp's financial reporting on behalf of its Board of Directors. It recommends to the Board and evaluates Bancorp's independent auditors, and reviews with the independent auditors the proposed scope of, fees for and results of the annual audit. It reviews the system of internal accounting controls and the scope and results of internal audits with the independent auditors, the internal auditors and Bancorp management. It considers the audit and non-audit services provided by the independent auditors, the proposed fees to be charged for each type of service and the effect of non-audit services on the independence of the independent auditors. It also performs any other tasks assigned to it by the Board of Directors. Each of Messrs. Buon-Cristiani, Chan and Chang is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Annex A. The Audit Committee met 17 times during 2000. Each committee member attended at least 75% of the meetings of this committee.

COMPENSATION OF DIRECTORS

      The current directors of Bancorp are also the current directors of Cathay Bank. As a result, the current policy for compensation of directors is that Cathay Bank pays each Cathay Bank director who is not also a full-time officer of Bancorp, Cathay Bank or Cathay Investment Company an annual fee of $17,100 plus $300 (increased from $200 for January through March 2000) for each Cathay Bank Board committee meeting (other than loan committee meetings) and $350 (increased from $250 for January through March 2000) for each Cathay Bank Board loan committee meeting attended by the director. In 2000, Cathay Bank also paid each Cathay Bank non-employee director a $5,832 bonus. Cathay Investment Company currently pays each of its directors who is not a full-time officer of Cathay Investment Company, Bancorp or Cathay Bank a fee of $200 for each of its Board of Directors meetings attended. Bancorp, Cathay Bank and Cathay Investment Company reimburse directors for out-of-pocket expenses incurred in attending meetings of the Boards of Directors and Board committees and in traveling on company business. In addition to director fees paid to such persons, in 2000, Cathay Bank paid $18,544 to Mr. Woo for his service as an officer, and Cathay Investment Company paid $27,814 to Mr. Ching for his service as an officer.

      Directors are also eligible to receive stock option grants and restricted stock awards under the Cathay Bancorp, Inc. Equity Incentive Plan. On January 20, 2000, each non-employee director was granted nonqualified stock options to purchase 500 shares of our common stock at an exercise price of $42.50 per share (which was the per share fair market value of our common stock on the date of grant). Such options become exercisable in 20% increments over a five-year period. They terminate ten years from the date of grant, subject to early termination in the event of termination of directorship, disability or death.

                             AUDIT COMMITTEE REPORT

      As part of its ongoing activities, the Audit Committee has:

      - Reviewed and discussed with management and Bancorp's independent auditors Bancorp's audited consolidated financial statements for the year ended December 31, 2000;

      - Discussed with Bancorp's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended; and

      - Received the written disclosures and the letter from Bancorp's independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with such independent auditors their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited annual consolidated financial statements be included in Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          THE AUDIT COMMITTEE:

                                          Ralph Roy Buon-Cristiani
                                          Kelly L. Chan
                                          Michael M.Y. Chang

AUDIT FEES

      KPMG LLP was Bancorp's independent auditors during 2000. The aggregate fees billed by KPMG LLP in connection with the audit of Bancorp's annual consolidated financial statements for the year ended December 31, 2000 and for the required review of Bancorp's financial information included in its Quarterly Reports on Form 10-Q for 2000 was approximately $232,800.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      For 2000, KPMG LLP rendered no services to Bancorp or its subsidiaries related to financial information systems design and implementation.

ALL OTHER FEES

      The aggregate fees billed by KPMG LLP for all other services rendered to Bancorp or its subsidiaries for 2000 was approximately $490,300. The services consisted of tax return preparation and tax planning; formation of Cathay Securities Fund, Inc., Cathay Bank's recently formed, wholly-owned registered investment company; and other miscellaneous consulting services. After considering the matter, the Audit Committee does not believe the rendering of these services by KPMG LLP to be incompatible with maintaining the independence of KPMG LLP as Bancorp's principal accountant.

                             MANAGEMENT COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

      The following tables sets forth information regarding the compensation for services in all capacities paid or accrued for 2000, by Bancorp or Cathay Bank to the chief executive officer of Bancorp and the four most highly compensated executive officers of either Bancorp or Cathay Bank.

                           SUMMARY COMPENSATION TABLE
==================================================================================================================
                                                                                       Long Term
                                                                                     Compensation
                                                     Annual Compensation                Awards
                                           ----------------------------------------------------------
                                                                          Other
                                                                          Annual      Securities        All Other
                                                                         Compen-      Underlying         Compen-
      Name and Principal          Year         Salary         Bonus     sation 2/       Options          sation
           Position                            ($)1/           ($)         ($)            (#)              ($)
------------------------------- ---------- --------------- ------------ ----------- ----------------- ------------
Dunson K. Cheng, Chairman of      2000         $600,000      $540,000     $6,997        18,330          $16,803 3/
the Board of Directors,           1999          393,316       460,000      4,208          --             16,758 4/
President and chief executive     1998          366,354       380,000      3,657        17,500           15,933 5/
officer of Bancorp and Cathay
Bank
------------------------------- ---------- --------------- ------------ ----------- ----------------- ------------
Anthony M. Tang,  Executive       2000          220,000       257,000       --          5,750            16,342 6/
Vice-President and Chief          1999          169,361       175,237       --           --              16,271 7/
Financial Officer/Treasurer       1998          160,930       133,608       --          5,410            15,301 8/
of Bancorp and Senior
Executive Vice-President and
Chief Lending Officer of
Cathay Bank
------------------------------- ---------- --------------- ------------ ----------- ----------------- ------------
Irwin Wong, Executive             2000          160,000       185,000        551        4,470            15,996  9/
Vice-President for Branch         1999          115,008       106,781        966         --              15,269 10/
Administration of Cathay Bank     1998          105,773        77,992        637        3,900            14,406 11/
------------------------------- ---------- --------------- ------------ ----------- ----------------- ------------
Elena Chan, Senior                2000          137,000       130,000       --          3,520            12,678 12/
Vice-President and Chief          1999          102,405        99,718       --           --              12,639 13/
Financial Officer of Cathay       1998           96,608        71,075       --          2,830            11,827 14/
Bank
------------------------------- ---------- --------------- ------------ ----------- ---------------- -------------
John Chen, Executive              2000          133,318        61,000       --          3,830             8,639 15/
Vice-President, Northern          1999          124,500        52,898       --           --                 639 16/
California of Cathay Bank         1998          120,000        36,000       --          3,380               513 17/
=============================== ========== =============== ============ =========== ================ ================

1/ Includes amounts deferred by the named officers under the Cathay Bancorp's 401(k) Profit Sharing Plan.

2/ The amounts reported in this column reflect the incremental cost to Bancorp of automobiles provided to the named officers. The amounts exclude other perquisites and personal benefits paid to each named officer as such other perquisites and personal benefits, in each instance, were less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth above.

3/ This amount consists of $594 in group life insurance premiums, $2,853 in health insurance premiums, $8,106 in employer contribution to the ESOPT and $5,250 in employer contribution under the 401(k) Plan.

4/ This amount consists of $1,191 in group life insurance premiums, $2,770 in health insurance premiums, $7,797 in employer contribution to the ESOPT and $5,000 in employer contribution under the 401(k) Plan.

5/ This amount consists of $1,064 in group life insurance premiums, $2,690 in health insurance premiums, $7,313 in employer contribution to the ESOPT and $4,866 in employer contribution under the 401(k) Plan.

6/ This amount consists of $594 in group life insurance premiums, $4,110 in health insurance premiums, $8,130 in employer contribution to the ESOPT and $3,508 in employer contribution under the 401(k) Plan.

7/ This amount consists of $1,081 in group life insurance premiums, $3,991 in health insurance premiums, $7,821 in employer contribution to the ESOPT and $3,378 in employer contribution under the 401(k) Plan.

8/ This amount consists of $875 in group life insurance premiums, $3,872 in health insurance premiums, $7,335 in employer contribution to the ESOPT and $3,219 in employer contribution under the 401(k) Plan.

9/ This amount consists of $594 in group life insurance premiums, $4,110 in health insurance premiums, $8,092 in employer contribution to the ESOPT and $3,200 in employer contribution under the 401(k) Plan.

10/ This amount consists of $1,195 in group life insurance premiums, $3,991 in health insurance premiums, $7,783 in employer contribution to the ESOPT and $2,300 in employer contribution under the 401(k) Plan.

11/ This amount consists of $1,120 in group life insurance premiums, $3,872 in health insurance premiums, $7,299 in employer contribution to the ESOPT and $2,115 in employer contribution under the 401(k) Plan.

12/ This amount consists of $594 in group life insurance premiums, $1,777 in health insurance premiums, $8,139 in employer contribution to the ESOPT and $2,168 in employer contribution under the 401(k) Plan.

13/ This amount consists of $1,035 in group life insurance premiums, $1,725 in health insurance premiums, $7,831 in employer contribution to the ESOPT and $2,048 in employer contribution under the 401(k) Plan.

14/ This amount consists of $873 in group life insurance premiums, $1,678 in health insurance premiums, $7,344 in employer contribution to the ESOPT and $1,932 in employer contribution under the 401(k) Plan.

15/ This amount consists of $594 in group life insurance premiums and $8,045 in employer contribution to the ESOPT.

16/   This amount consists of $639 in group life insurance premiums.

17/   This amount consists of $513 in group life insurance premiums.

OPTIONS AND STOCK APPRECIATION RIGHTS

         In 2000, the following individuals named in the above Summary Compensation Table were granted options to purchase shares of our common stock under the Equity Incentive Plan. In 2000, Bancorp had no outstanding stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                        Individual Grants                                           Grant Date Value
----------------------------------------------------------------------------------------------    --------------------
                      Number of Securities    % of Total Options     Exercise or                       Grant Date
                       Underlying Options  Granted to Employees in   Base Price     Expiration           Present
       Name              Granted(#) 1/           Fiscal Year           ($/Sh)         Date           Value ($) 2/
-------------------- --------------------- ------------------------- ------------- -----------    --------------------
Dunson K. Cheng              18,330                 36.3%               $42.50       1/20/10            $168,819

Anthony M. Tang               5,750                 11.4%               $42.50       1/20/10             $52,958

Irwin Wong                    4,470                  8.9%               $42.50       1/20/10             $41,169

Elena Chan                    3,520                  7.0%               $42.50       1/20/10             $32,419

John Chen                     3,830                  7.6%               $42.50       1/20/10             $35,274

---------

1/ The options become exercisable in 20% increments over a five-year period, subject to early termination in the event of termination of employment, disability or death.

2/ The grant date present values are estimated using the Black-Scholes option-pricing model assuming (a) a four-year expected life of the option;
     (b) a stock price volatility of 33.88%, based on daily market prices for the preceding four-year period; (c) an expected dividend yield of 2.1% per share per annum; and (d) a risk-free interest rate of 5.1%. The grant date present values are provided in accordance with the rules of the Securities and Exchange Commission and do not represent Bancorp's estimate or projection of the future value or market price of Bancorp Common Stock. Actual gains, if any, on stock option exercises are dependent, among other things, on Bancorp's future financial performance, overall market conditions and the option holder's continued employment through the vesting period.

      The following table summarizes options exercises during 2000, and the number of all options and the value of all in-the-money options held at the end of 2000, by the individuals named in the above Summary Compensation Table.

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                               Number of Securities
                                                              Underlying Unexercised          Value of Unexercised
                                                               Options at End of            In-the-Money Options at
                           Shares                                Fiscal 2000 (#)            End of Fiscal 2000 ($) 2/
                         Acquired on       Value           -----------------------------    --------------------------
         Name             Exercise (#) Realized($) 1/      Exercisable/Unexercisable        Exercisable/Unexercisable
         ----            ----------------------------      -----------------------------    --------------------------
Dunson K. Cheng              -0-            -0-                  7,000/28,830                   $182,000/$575,445
Anthony M. Tang              -0-            -0-                   2,164/8,996                   $ 56,264/$179,271
Irwin Wong                   -0-            -0-                   1,560/6,810                   $ 40,560/$134,595
Elena Chan                   -0-            -0-                   1,132/5,218                   $ 29,432/$102,228
John Chen                   1,352         $13,413                   676/5,858                   $ 17,576/$115,923

---------

1/ Based on the market value of the underlying securities at the exercise date, less the exercise price.

2/ Based on the market value of the underlying securities at year end, less the exercise price.

CATHAY BANCORP, INC. 401(k) PROFIT SHARING PLAN

      Salaried employees who have completed three months of service and attained the age of 21 are eligible to participate in the Cathay Bancorp, Inc. 401(k) Profit Sharing Plan. Enrollment dates are on January 1st, April 1st, July 1st and October 1st of each year. Participants may contribute up to 15% of their compensation for the year, not to exceed the dollar limit set by the Internal Revenue Service. Participants may change their contribution election on the enrollment dates. After one year of service, Bancorp matches 50% of the participants' contribution up to 4% of their compensation. The vesting schedule for the matching contribution is 0% for less than two years of service, 25% after two years of service and from then on, at an increment of 25% each year until 100% is vested after five years of service. In 2000, Bancorp's contribution amounted to approximately $198,000. The 401(k) Plan allows participants to withdraw all or part of their vested amount in the 401(k) Plan due to certain financial hardships as designed by the Internal Revenue Service. Participants may also borrow up to 50% of the vested amount, up to a maximum of $50,000. The minimum loan amount is $1,000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Bancorp Board of Directors has a committee administering the Equity Incentive Plan, but does not have a compensation committee. No executive officer is separately compensated for services rendered to Bancorp. With the exception of Mr. Wong, Ms. Chan and Mr. Chen, the executive officers hold positions with both Bancorp and Cathay Bank. Accordingly, decisions regarding the compensation of executive officers, including the President and chief executive officer, other than the grant of awards under the Equity Incentive Plan, are made by the Compensation Committee of the Cathay Bank Board of Directors, subject to the review and approval of the Cathay Bank Board of Directors.

      The Equity Incentive Plan Committee makes decisions regarding the grant of awards under the Equity Incentive Plan to executive officers, including the President and chief executive officer. In 2000, the members of the Equity Incentive Plan Committee were Joseph C.H. Poon (Chairman), Ralph Roy Buon-Cristiani, Michael M.Y. Chang and Wing K. Fat. Each of these individuals are also directors of Bancorp.

      The members of the Cathay Bank Compensation Committee were Dunson K. Cheng (Chairman), George T.M. Ching, Joseph C.H. Poon, Thomas G. Tartaglia and Kelly
L. Chan. Each of these individuals are also directors of Bancorp. Mr. Cheng is also the Chairman, President and chief executive officer of Cathay Bank and Bancorp. Mr. Cheng also is a member of the Boards of Directors of Cathay Bank and of Bancorp. Mr. Cheng does not participate in, and excuses himself from, those portions of any meeting of the Cathay Bank Board of Directors or Compensation Committee in which his compensation is discussed or established.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Cathay Bank Compensation Committee establishes general policies on executive compensation as well as the actual salary, bonus and discretionary benefits of the President and chief executive officer of Bancorp and Cathay Bank, each Executive Vice-President of Bancorp and Cathay Bank, the Senior Executive Vice-President of Cathay Bank and each Senior Vice-President of Cathay Bank. Decisions of the Cathay Bank Compensation Committee are subject to the review and approval of the full Cathay Bank Board of Directors.

      The Bancorp Equity Incentive Plan Committee selects participants, including the executive officers, of Bancorp and its subsidiaries, including Cathay Bank, to receive awards under the Equity Incentive Plan and has broad discretion to determine the amount and types of awards and the terms and conditions of individual awards.

      The compensation program for executive officers, including the President and chief executive officer, currently consists of base salary, annual cash bonus, participation in Bancorp's ESOPT (Employee Stock Ownership Plan and Trust)1/, certain matching contributions under the 401(k) Plan, life insurance in an amount equal to three times base salary (with a $300,000 cap) and the same medical, dental and disability benefits as provided to other Cathay Bank employees. Such officers are also eligible to participate in the Equity Incentive Plan.

      The Cathay Bank Compensation Committee and the Bancorp Equity Incentive Plan Committee believe that to reward, provide incentives to and retain capable management, each of the executive officers should receive compensation that is both competitive and reflective of Cathay Bank's and Bancorp's performance. In addition, the Compensation Committee and the Equity Incentive Plan Committee believe that individual compensation should reflect the experience, performance and responsibility level of that individual.

      As a result of changes to the Internal Revenue Code adopted in 1993, publicly held corporations generally are not permitted a federal income tax deduction for compensation paid to certain officers to the extent that such an officer's compensation exceeds $1 million in a taxable year. An exception may apply to certain performance-based payments that are approved in advance by a majority vote of the stockholders. Until last year, Bancorp did not pay any compensation at levels that would cause this limitation to apply to Bancorp. The Compensation Committee has not adopted any formal policy concerning the application of this limitation when,

-------------
         1/ All salaried employees who have completed at least two full years of service may participate in the ESOPT. Each participant's share of Bancorp's annual contribution to the ESOPT, including the share of each participating executive officer, is calculated by dividing the participant's total "units" by the total "units" of all ESOPT participants for that year. Each ESOPT participant is granted one "unit" for each year of service and one "unit" for each one hundred dollars of eligible compensation. The Board of Directors determines the amount of Bancorp's annual contribution to the ESOPT in light of Bancorp's earnings in the prior plan year. Bancorp's annual contribution is made in cash. The cash contributed by Bancorp to the ESOPT is invested by the ESOPT's trustees in shares of Bancorp's common stock. Each participant's benefits under the ESOPT consist of the cash (or cash equivalents) and shares of Bancorp's common stock allocated to the participant's ESOPT account in accordance with the above-described formula. Under the ESOPT, each participant's benefits are 100% vested and without risk of forfeiture. Benefits under the ESOPT are distributed to the participant in accordance with the rules of the ESOPT and generally begin when the participant attains the age of 65 (or upon death or disability) or after the lapse of five years following termination of employment.

as the case with Mr. Cheng, an officer merits compensation in excess of the limitation. The Compensation Committee will continue to review the issue and monitor whether any payments in excess of the limitation would be structured so as to qualify as performance-based compensation that would be deductible.

BASE COMPENSATION

      As part of the process of establishing base salaries, the Compensation Committee reviews the performance of each executive officer in relation to the overall performance of Cathay Bank and considers factors such as the experience and responsibility of each individual, including performance of special projects and assignments. Because the Committee believes that the evaluation of performance should not be reduced to a formula, the Committee considers a wide range of performance criteria. These criteria include objective factors, such as earnings and profits, and subjective factors, such as individual performance.

      In establishing each executive officer's base salary, the Compensation Committee generally gives the most weight to the subjective evaluation of the performance of the individual in relation to the performance of Cathay Bank, followed by a consideration of the officer's level of responsibility and experience, and then an evaluation of objective performance factors, without any particular magnitude being assigned to this order of factors. The size of the base salary for each executive officer is determined by the above-mentioned subjective evaluation of the individual's performance, a comparison of the compensation levels paid to the individual in past years in relation to the individual's performance in those years and Bancorp's and Cathay Bank's general financial condition, profitability and results from operations.

      Bancorp's 1999 total assets increased by approximately 12% over 1998 levels, its 1999 stockholders' equity grew by approximately 14% over the 1998 figure, its return on average assets increased by 13% from 1.44% in 1998 to 1.63% in 1999, and its earnings per diluted share increased from $2.74 in 1998 to $3.36 in 1999. The Compensation Committee considered these financial performance data and the level of responsibilities in giving executive officers an increase in base salaries of approximately 10% to 53% in 2000. The Compensation Committee further notes that Bancorp's financial outlook has continued to improve. Bancorp's 2000 total assets increased by approximately 11% over 1999 levels, its 2000 stockholders' equity grew by approximately 20% over the 1999 figure, its return on average assets increased by 11% from 1.63% in 1999 to 1.81% in 2000, and its earnings per diluted share increased from $3.36 in 1999 to $4.25 in 2000.

      The Compensation Committee does not review objective data on the financial condition, profitability and results from operations of Bancorp and Cathay Bank in a vacuum. In deciding compensation levels of executives (whether it is base salary or bonuses), the Compensation Committee reviews objective data in light of the financial performance of other similar banks, Bancorp's and Cathay Bank's relative advantages and disadvantages in the banking industry and the obstacles and challenges presented to the particular executive in attempting to achieve the goals of Bancorp and Cathay Bank.

      The Compensation Committee also reviews the base compensation of executive officers in equivalent positions paid by banks considered competitive with Cathay Bank and by other banks of similar size across the United States. To a lesser extent, the Compensation Committee also considers the executive officer compensation reported in the survey issued by the California

Banker's Association (the CBA). The CBA survey consists of a review of executive compensation at banks with total assets over $1 billion, all of which are located in California. Substantially all of Bancorp's operations are located in California and its assets were approximately $2.0 billion at December 31, 1999 and $2.2 billion at December 31, 2000.

      Actual base salaries and bonuses paid to the executive officers in 2000 compared to the median salaries and bonuses in the CBA survey as follows:

-     Chairman, chief executive officer and President of Bancorp and Cathay Bank
      - Actual base salary of $600,000 compared to the median base salary of chief executive officers in the CBA survey of $320,000, and actual bonus of $540,000 compared to the median bonus of chief executive officers in the CBA survey of $323,700.

- Senior Executive Vice-President and Chief Financial Officer of Bancorp and Senior Vice President and Chief Lending Officer of Cathay Bank - Actual base salary of $220,000 compared to the median base salary of chief credit officers in the CBA survey of $165,000, and actual bonus of $257,000 compared to the median bonus of chief credit officers in the CBA survey of $59,060.

- Executive Vice-President for Branch Administration of Cathay Bank - Actual base salary of $160,000 compared to the median base salary of branch administrators in the CBA survey of $133,411, and actual bonus of $185,000 compared to the median bonus of branch administrators in the CBA survey of $40,000.

- Senior Vice-President and Chief Financial Officer of Cathay Bank - Actual base salary of $137,000 compared to the median base salary of chief financial officers in the CBA survey of $173,152, and actual bonus of $130,000 compared to the median bonus of chief financial officers in the CBA survey of $85,000.

- Executive Vice-President, Northern California of Cathay Bank - Actual base salary of $133,318 compared to the median base salary of branch administrators in the CBA survey of $133,411, and actual bonus of $61,000 compared to the median bonus of branch administrators in the CBA survey of $40,000.

      In addition to these surveys, the Compensation Committee considers data comparing the percentage change in cumulative total stockholder return on Bancorp's common stock with the percentage change in cumulative total stockholder return on the Standard & Poors 500 and the SNL Western Bank Index. See "Comparative Stock Performance" below for a graph comparing cumulative stockholder return data for Bancorp, the Standard & Poors 500 Index and the SNL Western Bank Index. The SNL Western Bank Index is a market weighted index including every publicly traded bank located in the States of Alaska, California, Hawaii, Montana, Oregon and Washington.

ANNUAL CASH BONUS

         The annual cash bonus paid to each executive officer, including the Chairman, President and chief executive officer, is determined, in the discretion of the Compensation Committee, on the basis of the over-all performance and profitability of Cathay Bank and Bancorp in the fiscal year then ending and the Committee's subjective evaluation of the individual officer's perfor-mance and responsibility in relation to company performance. Overall performance and profitability is determined with reference to the following factors listed in order of importance: net income, return on average assets, return on stockholders' equity and percentage increase or decrease in total assets, loans and deposits.

      The size of the annual bonus for each officer is determined by the above-mentioned evaluation of the performance of Bancorp and Cathay Bank in relation to the contributions perceived by the Compensation Committee made by the officer to achieve the overall level of financial performance of Bancorp and Cathay Bank, and by a comparison of the size of annual bonuses paid to the officer in past years with respect to the individual's performance in those years, the base salaries of the executives and the length of employment with Bancorp and Cathay Bank and the overall performance and profitability of Bancorp and Cathay Bank in those years. As a result, the Compensation Committee increased the bonuses paid to the executive officers in 2000 by approximately 15% to 73%. See also "CEO Compensation" below.

THE EQUITY INCENTIVE PLAN

      Bancorp's Equity Incentive Plan authorizes the issuance of up to 1,075,000 shares of Bancorp's common stock under awards granted under the Equity Incentive Plan. Awards may be granted in the form of stock options or restricted stock. The Equity Incentive Plan is intended to strengthen Bancorp by providing selected employees and directors of Bancorp and its subsidiaries, including Cathay Bank, an opportunity to participate in Bancorp's future by offering them an opportunity to acquire stock in Bancorp so as to retain, attract and motivate them.

      Currently, there are 41 participants in the Equity Incentive Plan. The Equity Incentive Plan Committee has the discretion to determine the number and type of awards granted, and awards generally increase as a function of higher positions of responsibility in Bancorp or its subsidiaries. Awards are generally based on a subjective analysis of the individual's performance, the general performance of Bancorp and Cathay Bank, and a review of option grants made at other banks of comparable size and complexity. Consideration is also given to the estimated dilutive effect of such awards on Bancorp's existing stockholders.

      In 2000, the Equity Incentive Plan Committee granted nonqualified options to purchase 55,000 shares of our common stock under the Equity Incentive Plan. Of those options, it granted options to purchase 18,330 shares of our common stock to the Chairman, chief executive officer and President. Options granted to the other executive officers for the same period ranged from options to purchase 3,520 shares to 5,750 shares. Such options have an exercise price of $42.50 per share (which was the fair market value of a share of our common stock on the date of grant). They become exercisable in 20% increments over a five-year period, and they terminate ten years from the date of the grant, subject to early termination in the event of termination of employment, disability or death.

CEO COMPENSATION

      The Compensation Committee increased Mr. Cheng's annual base salary by approximately 53% to $600,000 in 2000. The Committee also awarded him a $540,000 cash bonus (an increase of approximately 17% from the bonus paid for 1999). Mr. Cheng's total base salary and bonus in 2000 was $1,140,000, up from $853,316 in 1999. The increase in Mr. Cheng's compensation in 2000 reflects Bancorp's and Cathay Bank's growth and improved profits. In setting

Mr. Cheng's compensation, the Compensation Committee and the Equity Incentive Plan Committee considered Mr. Cheng's management ability and Cathay Bank's sustained growth in 2000. In their consideration, special note was given to his growing responsibilities arising from the acquisition and integration of the assets and liabilities of Golden City Commercial Bank in New York City, and the continued internal development of Cathay Bank's California branches and Houston, Texas office.

      As an indication of such growth, Bancorp's total assets increased 11% and deposits increased 9% from December 31, 1999 levels. In addition, net income increased 27%, from $30,291,000 in 1999 to $38,587,000 in 2000.

      Generally, the Compensation Committee set Mr. Cheng's base salary primarily on the basis of its subjective evaluation of his performance in the immediately preceding year, the percentage increase or decrease in total assets, loans and deposits in the immediately preceding year, the percentage increase or decrease in net income in the immediately preceding year, and a comparison of his level of compensation with chief executive officers at other banks of a similar size operating in California. The base salary paid to Mr. Cheng for 2000 was $600,000, compared with the median base salary of chief executive officers listed in the CBA survey of $320,000. The total cash compensation paid to Mr. Cheng for 2000 was $1,140,000, compared with the total cash compensation of chief executive officers listed in the CBA survey of $646,372. See "Base Compensation" above for a description of the CBA survey.

      The bonus paid to Mr. Cheng is based generally on the performance and management of Bancorp and Cathay Bank. Specifically, in determining Mr. Cheng's bonus, the Compensation Committee considers the percentage increase or decrease in net income occurring during the year in which the bonus is paid and any growth in total assets, loans and deposits occurring during that year. The bonus paid to Mr. Cheng for 2000 was $540,000, compared with the median bonus/incentive compensation paid to chief executive officers listed in the CBA survey of $323,700.

      The number of options granted to Mr. Cheng in 2000 was generally based on a subjective analysis of his performance, the general performance of Bancorp and Cathay Bank, and a review of option grants made at other banks of comparable size and complexity, with consideration also given to the estimated dilutive effect of such options on Bancorp's existing stockholders.

      Although Mr. Cheng is a member of Cathay Bank's Compensation Committee, he does not participate in, and excuses himself from, those portions of any meeting in which his compensation is discussed or established. Mr. Cheng is not a member of the Equity Incentive Plan Committee.

THE COMPENSATION COMMITTEE:              THE EQUITY INCENTIVE PLAN COMMITTEE:

George T.M. Ching                        Ralph Roy Buon-Cristiani
Thomas G. Tartaglia                      Michael M.Y. Chang
Dunson K. Cheng                          Wing K. Fat
Joseph C.H. Poon                         Joseph C.H. Poon
Kelly L. Chan

                          COMPARATIVE STOCK PERFORMANCE

      The graph below compares the percentage change in the cumulative total stockholder return on Bancorp's Common Stock from December 31, 1995 through December 31, 2000 with the percentage change in the cumulative total return on the Standard & Poors 500 Index (the S&P 500 Index) and the SNL Western Bank index (the SNL Western Bank Index) for the same period. Bancorp will furnish, without charge, on the written request of any person who is a stockholder of record as of March 2, 2001, a list of the companies included in the SNL Western Bank Index. Requests for this information should be addressed to Wilbur K. Woo, Secretary, Cathay Bancorp, Inc., 777 North Broadway, Los Angeles, California 90012. This graph assumes the investment of $100 in Bancorp's Common Stock on December 31, 1995 and an investment of $100 in each of the S&P 500 Index and the SNL Western Bank Index on that date.

                                                               Period Ending December 31,
                                      ------------------------------------------------------------------------------
Index                                    1995          1996         1997          1998        1999         2000
------------------------------------- ------------ ------------- ------------ ------------- ---------- -------------
Cathay Bancorp Inc.                     $100.00      $131.22       $250.45      $286.88       $293.02    $429.97
S&P 500                                  100.00       122.86        163.86       210.64        254.97     231.74
SNL Western Bank Index                   100.00       142.17        209.58       214.74        221.93     293.83

                      INCORPORATION OF CERTAIN INFORMATION

      THE INFORMATION CONTAINED IN THIS PROXY STATEMENT UNDER THE CAPTIONS "AUDIT COMMITTEE REPORT," "INFORMATION CONCERNING MANAGEMENT COMPENSATION," "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION," "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" AND "COMPARATIVE STOCK PERFORMANCE" SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, OR ANY PART

OF THIS PROXY STATEMENT, INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT BANCORP EXPRESSLY INCORPORATES SUCH INFORMATION IN SUCH FILING BY REFERENCE. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT UNDER THE CAPTIONS "AUDIT COMMITTEE REPORT," "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" AND "COMPARATIVE STOCK PERFORMANCE" SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR OTHERWISE BE DEEMED TO BE FILED UNDER THE SECURITIES ACT OR THE SECURITIES EXCHANGE ACT, EXCEPT TO THE EXTENT THAT BANCORP REQUESTS THAT SUCH INFORMATION BE TREATED AS SOLICITING MATERIAL OR EXPRESSLY INCORPORATES SUCH INFORMATION IN ANY SUCH FILING BY REFERENCE.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires that Bancorp's executive officers and directors and persons who own more than ten percent of its common stock timely file initial reports of ownership of common stock and other equity securities, and reports of changes in such ownership, with the Securities and Exchange Commission and the Nasdaq Stock Market. Bancorp has instituted procedures to receive and review these insider reports. After a review of the insider reports, Bancorp believes that all required reports were timely filed during 2000.

                              CERTAIN TRANSACTIONS

BANKING TRANSACTIONS

      Some of the directors and officers of Bancorp or Cathay Bank, members of their families, and the companies with which they are associated have been customers of, and have had banking transactions with, Cathay Bank in the ordinary course of Cathay Bank's business since Cathay Bank began operations. Cathay Bank expects to have such banking transactions in the future. All loans and commitments to lend included in these transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing in Cathay Bank at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of the management of Cathay Bank, did not involve more than a normal risk of collectibility or present any other unfavorable features. The aggregate balance of secured and unsecured loans made or authorized to be made directly to the directors and executive officers of Bancorp or Cathay Bank, members of their families, and entities with which they were associated was approximately $12,899,000 at December 31, 2000. This represented approximately 6.0% of Bancorp's stockholders' equity at that date.

      In April 2000, Angela Chen Sabella, the spouse of Mr. Tang, a director and executive officer of Bancorp and Cathay Bank, filed suit against Cathay Bank in Los Angeles County Superior Court, alleging that during the previous five years Cathay Bank paid a number of forged and altered checks against her personal and business accounts totaling an amount in excess of $1.5 million. Plaintiff's own employee has confessed to the fraud and is now in jail. Cathay Bank believes that, under the California Uniform Commercial Code, among other reasons, it has a strong defense to the claims made in the lawsuit and has filed a motion for summary judgment seeking to dismiss the action. A mediation hearing is currently scheduled for March 27, 2001, to be followed by a hearing on April 2, 2001, on Cathay Bank's summary judgment motion.

OFFICE LEASE

      Under a three-year lease entered into in February, 1998, T.C. Realty, Inc., a California corporation owned by Patrick S.D. Lee's spouse, leases to Cathay Bank approximately 8,912 square feet of office space in downtown Los Angeles. During 2000, Cathay Bank paid T.C. Realty, Inc. approximately $107,000 to lease this space. Annual lease payments under this lease in 2001 are expected to be approximately $107,000.

INDEMNITY AGREEMENTS

      Bancorp's Bylaws provide for the indemnification by Bancorp of its agents, including its directors and officers, to the maximum extent permitted under Delaware law. Bancorp also has indemnity agreements with its directors and certain of its officers. These indemnity agreements permit Bancorp to indemnify an officer or director to the maximum extent permitted under Delaware law and prohibit Bancorp from terminating its indemnification obligations as to acts of any officer or director that occur before the termination. Bancorp believes the indemnity agreements assist it in attracting and retaining qualified individuals to serve as directors and officers of Bancorp. Bancorp's certificate of incorporation also provides for certain limitations on the liability of directors, as permitted by Delaware law. The indemnifications and limitations on liability permitted by the certificate of incorporation, bylaws and the indemnity agreements are subject to the limitations set forth by Delaware law.

                              INDEPENDENT AUDITORS

      KPMG LLP, independent auditors, audited Bancorp's financial statements for the fiscal year ended December 31, 2000 and have been selected as Bancorp's independent auditor for 2001. Representatives of KPMG LLP are expected to attend the meeting and will have an opportunity to make a statement if they wish to do so. They may also respond to appropriate questions from stockholders or their representatives.

                           ANNUAL REPORT ON FORM 10-K

      On or before March 31, 2001, Bancorp will file with the Securities and Exchange Commission an Annual Report on Form 10-K for the fiscal year ended December 31, 2000, together with applicable financial statements and schedules. ON THE WRITTEN REQUEST OF ANY STOCKHOLDER OF RECORD AS OF MARCH 2, 2001, BANCORP WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K TOGETHER WITH THE RELATED FINANCIAL STATEMENTS AND SCHEDULES. On the written request of any stockholder of record as of March 2, 2001, Bancorp will furnish a copy of the exhibits to the Annual Report on Form 10-K. REQUESTS SHOULD BE ADDRESSED TO MONICA CHEN, ASSISTANT SECRETARY, CATHAY BANK, 777 NORTH BROADWAY, LOS ANGELES, CALIFORNIA 90012, TELEPHONE NUMBER (213) 625-4700.

                             SOLICITATION OF PROXIES

      Bancorp will pay the cost of soliciting proxies. In addition to use of the mail, officers, directors and employees of Bancorp and its subsidiaries may solicit proxies personally or by telephone, facsimile or telegraph. These individuals will not be specially compensated for these solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by these persons, and Bancorp will reimburse these persons for their reasonable expenses incurred in forwarding the materials.

          STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

      Under Bancorp's restated bylaws, nominations for election to the Bancorp Board of Directors and proposals for other business to be transacted by the Bancorp stockholders at an annual meeting of stockholders may be made by a stockholder (as distinct from Bancorp) only if the stockholder is entitled to vote at the meeting and has given Bancorp's Secretary timely written notice that complies with the notice requirements of the Restated Bylaws. In addition, business other than a nomination for election to the Board must be a proper matter for action under Delaware law and Bancorp's restated certificate of incorporation and bylaws. Among other requirements, the written notice must be delivered to Bancorp's Secretary at Bancorp's principal executive offices by no later than February 15, 2002, or earlier than January 16, 2002. However, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

      Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act entitle a stockholder in certain instances to require Bancorp to include that stockholder's proposal (but not that stockholder's nominees for director) in the proxy materials distributed by Bancorp for its next annual meeting of stockholders. Any stockholder of Bancorp who wishes to present a proposal for inclusion in Bancorp's 2002 proxy solicitation materials must set forth the proposal in writing, file it with Bancorp's Secretary on or before November 15, 2001, and meet the other requirements for inclusion contained in the Securities and Exchange Commission's stockholder proposal rules.

                                  OTHER MATTERS

      As of the date of this proxy statement, the Bancorp Board of Directors knows of no other matters to be brought before the meeting other than the proposals specifically listed in the notice of annual meeting of stockholders. Nevertheless, if further business is properly presented, the proxy holders named in the enclosed proxy card will vote the shares in their discretion in accordance with their best judgment.

      Whether or not you currently plan to attend the meeting in person, please mark your vote on the accompanying proxy card, then sign, date and return the proxy card in the enclosed postage-paid envelope as soon as possible.

                                      By Order of the Board of Directors

                                      /s/ Wilbur K. Woo

                                      Wilbur K. Woo
                                      Secretary

Los Angeles, California
March 15, 2001

                                     ANNEX A

                     CATHAY BANCORP AUDIT COMMITTEE CHARTER

MISSION
STATEMENT:        The Audit Committee shall be responsible for assisting the
                  Board of Directors in fulfilling its oversight
                  responsibilities by:

                  - Monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

                  - Monitoring the independence and performance of the Company's independent auditors and internal audit department; and

                  - Providing an avenue of communication among the independent auditors, management, the internal audit department and the Board of Directors.

                  The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the independent auditors as well as anyone in the organization. The Committee shall have the ability to retain special legal, accounting or other consultants it deems necessary in the performance of its duties.

                  It is not the responsibility of the Audit Committee to plan or conduct audits, or to determine whether the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. It is not the responsibility of the Audit Committee to conduct inquiries, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws, regulations or Company compliance policies or programs.

AUDIT COMMITTEE
COMPOSITION:      Audit Committee members shall meet the independence and
                  financial literacy requirements of Nasdaq. The Audit Committee shall be comprised of at least three directors, as determined by the Board of Directors, each of whom shall be independent directors, free from any relationship that would interfere with the exercise of their independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have the requisite accounting or related financial management expertise.

                  If an Audit Committee Chair is not designated by the Board of Directors, or is not present, the members of the Audit Committee may designate a Chair by majority vote. The Chair shall preside over Audit Committee meetings and functions and report Audit Committee actions and recommendations to the Board of Directors.

MEETING
FREQUENCY:        The Audit Committee shall meet whenever necessary, but at
                  least quarterly. Formal minutes shall be prepared after each Audit Committee meeting and submitted to the Board of Directors at the next Board of Directors meeting.

FUNCTIONS:        The duties and responsibilities of the Audit Committee shall be as follows:

                  REVIEW PROCEDURES

                  - Annually review and assess the adequacy of the Audit Committee Charter, and submit any proposed changes to the Board of Directors for approval.

                     CATHAY BANCORP AUDIT COMMITTEE CHARTER

                  - Review the Company's annual audited financial statements prior to publication of the annual report and proxy statement. Review should include discussions with management and the independent auditors of significant issues regarding accounting principles, practices, and judgements.

                  - In consultation with management, the independent auditors and the internal audit department, consider the integrity of the Company's financial reporting processes and controls. Discuss significant risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management's responses.

                  - Review with management and the independent auditors the Company's quarterly financial statements prior to filing of form 10-Q. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards (SAS) 61, as it may be amended or modified.

                  - Meet at least once each year in separate executive sessions with management and the independent auditors to discuss matters that the Audit Committee or either of these groups believes could significantly affect the Company's financial statements and should be discussed privately.

                  INDEPENDENT AUDITORS

                  - Recommend to the Board of Directors the selection of the Company's independent auditors, evaluate the independent auditors and, where appropriate, recommend the replacement of the independent auditors; it being understood that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

                  - Annually review and discuss with the independent auditors all significant relationships the independent auditors have with the Company that could impair their independence in accordance with ISB Statement No. 1, as it may be amended or modified. Also, annually review the independent auditor's qualifications, annual engagement letter, audit scope, and related services provided to the Company, and approve fees and any other significant compensation to be paid to the independent auditors.

                  - Discuss with the independent auditors the results of the annual financial audit and any other matters required to be communicated to audit committees in accordance with SAS 61, as it may be amended or modified.

                  INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

                  - Review the appointment, performance and replacement of the Chief Internal Auditor.

                  - Review the internal audit department budget, audit plan, plan changes, activities, organizational structure, staffing and department qualifications, as needed.

                  - At least annually, review with management the estimated financial exposure from pending or threatened litigation, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or government agencies.

                     CATHAY BANCORP AUDIT COMMITTEE CHARTER

                  OTHER AUDIT COMMITTEE RESPONSIBILITIES

                  - Annually prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

                  - Following the reviews and discussions with management and the independent auditors cited above, if so determined by the Audit Committee, recommend to the Board of Directors that the Company's annual financial statements be included in the Company's annual report on form 10-K.

                  - Annually review and discuss with management the adequacy of the Company's reserve for loan losses and the methods used in its determination.

                  - Perform such additional functions consistent with this Charter, the Company's By-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

                              CATHAY BANCORP, INC.

          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 16, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF CATHAY BANCORP, INC.

      Dunson K. Cheng, George T.M. Ching and Wilbur K. Woo, or any of them, with full power of substitution, are hereby appointed as Proxies and authorized to represent and to vote as designated on the reverse the undersigned's shares of Cathay Bancorp, Inc. common stock at the Annual Meeting of Stockholders to be held at 777 North Broadway, Los Angeles, California, at 5:00 p.m., local time, on April 16, 2001, and at any and all adjournments thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

 /X/    Please mark your
        votes as in this
        example.



                      FOR ALL THE          WITHHOLD
                        NOMINEES          AUTHORITY
                     LISTED AT RIGHT    TO VOTE FOR ALL
                         (EXCEPT           NOMINEES
                   AS INDICATED TO THE    LISTED AT
                     CONTRARY BELOW)        RIGHT
                         / /                 / /

(1)  ELECTION OF                                     NOMINEES:
     CLASS II                                           Ralph Roy Buon-Cristiani
     DIRECTORS OF                                       Kelly L. Chan
     CATHAY                                             Dunson K. Cheng
     BANCORP, INC.                                      Chi-Hung Joseph Poon

     INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR
     ANY INDIVIDUAL NOMINEE, WRITE THE NAME OF THAT
     NOMINEE ON THE LINE PROVIDED BELOW.

     __________________________________________


(2) OTHER BUSINESS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AS CLASS II DIRECTORS OF CATHAY BANCORP, INC.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR
DIRECTOR.

      The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 15, 2001.

      Please sign and return this Proxy even if you intend to be present at the Annual Meeting. This Proxy may be revoked as set forth in the accompanying Proxy Statement, and the shares may be voted by the holder at the Annual Meeting.

PLEASE MARK ABOVE, THEN DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.



Signature of Stockholder _______________________

Signature of Stockholder _______________________  Dated _______________, 2001




Note: Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign. Please sign exactly as name appears on the Proxy.